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                                                                   EXHIBIT 10.24


                               November 30, 1998


Pierrie Bickert
American Express Travel
  Related Services Company, Inc.
200 Vesey Street
New York, NY 10285

     Re:  Concur Technologies, Inc.
          -------------------------

Dear Pierrie:

     This letter serves as confirmation of the mutual understanding and agreement of American Express Travel Related Services, Inc. ("ATRS") and Concur Technologies, Inc. ("Concur") as to the following in connection with the Standstill Agreement entered into between the parties as of August 10, 1998 (the "Standstill Agreement") and what Warrant to Purchase Shares of Series E Preferred Stock (the "Warrant") issued to ATRS in August 1998.

     In consideration of Concur's rescission of the cancellation of twenty-five percent (25%) of the shares for which the Warrant is exercisable in Tranche 2, ATRS agrees to amendment of the Standstill Agreement to (i) extend the term of the standstill from February 10, 2000 to April 10, 2000; and (ii) reduce the Standstill Percentage to sixteen percent (16%) of the Company's Voting Stock.

     Please confirm ATRS' agreement to the foregoing by causing this letter to be signed by a duly authorized officer. I will then arrange for circulation of an appropriate amendment to the Standstill Agreement.


                                        Very truly yours,

                                        CONCUR TECHNOLOGIES, INC.



                                        By: /s/ S. STEVEN SINGH
                                           ----------------------------------
                                           S. Steven Singh, President and CEO

AGREED: /s/ PIERRIE BICKERT
AMERICAN EXPRESS TRAVEL RELATED SERVICES, INC.

By:  Pierrie Beckert
   ---------------------------------
Its: Vice President
    --------------------------------